UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2020

 CorePoint Lodging Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38168	82-1497742
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
125 E. John Carpenter Freeway, Suite 1650
Irving, Texas 75062
(Address of principal executive offices, including zip code)
(972) 893-3199
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CPLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 25, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CorePoint Lodging Inc. (the “Company”) approved cash-based short term incentive awards (the “2020 STI Awards”) for the performance period from January 1, 2020 through December 31, 2020 (the “Performance Period”) pursuant to the Company’s Section 16 Officer Short Term Incentive Plan (the “STI Plan”) to specified employees, including Keith A. Cline, the Company’s President and Chief Executive Officer, Daniel E. Swanstrom II, the Company’s Executive Vice President and Chief Financial Officer, and Mark M. Chloupek, the Company’s Executive Vice President, Secretary and General Counsel (together, the “Executives”).
The Company established the STI Plan to align participants’ interests with the Company’s strategic priorities and activities, which are designed to maximize the Company’s performance and drive shareholder value, by providing an annual cash incentive opportunity to participants that may be earned for achievement of short-term financial and strategic goals. The payments to the Executives under the 2020 STI Awards will be based on a combination of the financial performance of the Company (50% of the total award opportunity) and strategic objectives (50% of the total award opportunity). Payments to the Executives under the 2020 STI Awards, expressed as a percentage of an Executive’s base salary, may range from 0% for below threshold performance, to 50% for threshold performance, to 100% for target performance, and to a maximum of 200%, subject to an Executive’s continued employment with the Company or a subsidiary of the Company on the payment date.
The financial component of each Executive’s 2020 STI Award opportunity will be based on Adjusted EBITDAre. For purposes of the STI Plan, “Adjusted EBITDAre” means EBITDAre as defined by the National Association of Real Estate Investment Trusts and adjusted for (A) restructuring and separation transaction expenses, including severance; (B) acquisition and disposition transaction expenses; (C) stock-based compensation expense; (D) discontinued operations; and (E) other items not indicative of ongoing operating performance, including, but not limited to, COVID-19 and asset sales. Under the STI Plan, the Committee, in its good faith discretion, may also make such adjustments to the applicable “Threshold,” “Target,” or “Maximum” Adjusted EBITDAre goals to reflect other adjustments as the Committee deems necessary and appropriate, including, without limitation, to reflect unforeseen circumstances (for example, hurricanes, weather events and other uncontrollable occurrences) that may occur during the Performance Period.
The strategic objective component of each Executive’s 2020 STI Award opportunity will be based on the number of sales of specified assets (consisting of assets the Company has identified as “non-core hotels”) the Company completes during the Performance Period. For purposes of determining the number of asset sales, an asset sale will be included in the total number of asset sales solely to the extent that such asset sale transaction is consummated prior to the end of the Performance Period. Under the STI Plan, the Committee, in its good faith discretion, may make such adjustments to the applicable “Threshold,” “Target,” or “Maximum” asset sale goals to reflect other adjustments as the Committee deems necessary and appropriate, including, without limitation, to reflect unforeseen circumstances (e.g., hurricanes, weather events and other uncontrollable occurrences) that may occur during the Performance Period, including, but not limited to, COVID-19.
The Committee established specific performance targets with respect to each of the financial component and the strategic objective component that contained a specified threshold (50%), target (100%) and maximum (200%) opportunity. For actual performance between the specified threshold, target and maximum performance levels for each of the financial performance and strategic objective metrics, the resulting payout percentage will be interpolated on a linear basis. Actual amounts paid under the 2020 STI Awards will be calculated by multiplying an Executive’s base salary by his target bonus percentage and a weighted achievement factor based on the Company’s performance against the financial component targets and the strategic objective targets.
In addition to retaining discretion to adjust the performance goals as set forth above, the Committee has retained the ability to, in its good faith discretion, make such adjustments to the payments to be made pursuant to the 2020 STI Awards to reflect other adjustments as the Committee deems necessary and appropriate, including, without limitation, to reflect unforeseen circumstances (for example, hurricanes, weather events and other uncontrollable occurrences) that may occur during the Performance Period, including, but not limited to, COVID-19.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	CorePoint Operating Partnership L.P. Section 16 Officer Short Term Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COREPOINT LODGING INC.

Date:	March 26, 2020	By:	/s/ Mark M. Chloupek
Mark M. Chloupek
Executive Vice President, Secretary and General Counsel